Exhibit 3.11

RESTATED ARTICLES OF INCORPORATION
OF
MALIBU RESEARCH ASSOCIATES, INC.,
a California corporation

Robert A. Fickett and Joel A. Littman certify pursuant to Section 910 of the California General Corporation Law that:

1.                                       They are the President and the Secretary, respectively, of Malibu Research Associates, Inc., a California corporation.

2.                                       The Restated Articles of Incorporation of this corporation are amended and restated to read in their entirety as set forth on the Restated Articles of Incorporation attached hereto as Exhibit A and incorporated herein by this reference.

3.                                       The foregoing amendment and restatement of Restated Articles of Incorporation has been duly approved by the Board of Directors.

4.                                       The foregoing amendment and restatement of Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the California General Corporation Law. The total number of outstanding shares of the corporation is 45,699. The number of shares voting in favor of the amendment equaled or exceeded the vote required, The percentage vote required was more than 50%.

The undersigned further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of their own knowledge.

Executed at Palo Alto, California, this 10th day of August, 2007.

/s/ Robert A. Fickett
Robert A. Fickett, President

Executed at Palo Alto, California, this 10th day of August, 2007.

/s/ Joel A. Littman
Joel A. Littman, Secretary

Exhibit A

RESTATED ARTICLES OF INCORPORATION
OF
MALIBU RESEARCH ASSOCIATES, INC.,
a California corporation

ONE:                                            The name of this corporation is Malibu Research Associates, Inc.

TWO:                                       The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the California General Corporation Law other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

THREE:                              This corporation is authorized to issue one class of shares of stock; the total number of said shares is Fifty Thousand (50,000).

FOUR:                                    The liability of the directors of this corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

FIVE:                                           This corporation is authorized to indemnify the directors and officers of this corporation to the fullest extent permissible under California law.

SIX:                                                 This corporation hereby elects to be governed by all of the provisions of the General Corporation Law effective January 1, 1977, not otherwise applicable to it under Chapter 23 thereof.

CERTIFICATE OF AMENDMENT OF
RESTATED ARTICLES OF INCORPORATION
OF
MALIBU RESEARCH ASSOCIATES INC.
a California corporation

Robert A. Fickett and Joel A. Littman certify that:

1.                                       They are the President and the Secretary, respectively, of Malibu Research Associates, Inc., a California corporation.

2.                                       Article ONE of the Restated Articles of Incorporation of this corporation is amended to read in its entirety as follows:

“ONE: The name of this corporation is CPI Malibu Division.”

3.                                       The foregoing amendment to the Restated Articles of Incorporation has been duly approved by the Board of Directors.

4.                                       The foregoing amendment to the Restated Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 902 of the California General Corporation Law. The total number of outstanding shares of the corporation is 45,699. The number of shares voting in favor of the amendment equaled or exceeded the vote required. The percentage vote required was more than 50%.

Each of the undersigned further declares under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of his own knowledge.

Executed at Palo Alto, California, this 1st day of May, 2008.

/s/ Robert A. Fickett
Robert A. Fickett, President

/s/ Joel A. Littman
Joel A. Littman, Secretary